UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 8, 2005

Date of Report (Date of earliest event reported)
ESTERLINE TECHNOLOGIES CORPORATION

Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)
(425) 453-9400

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 8, 2005, the Board of Directors of Esterline Technologies Corporation (the “Company”) approved the Annual Incentive Plan for Fiscal Year 2006 (the “2006 Annual Plan”), in which each of our executive officers participates. Award amounts payable under the 2006 Annual Plan are initially computed at the beginning of the fiscal year based on a target award amount (stated as a percentage between 5% and 60% of the executive’s base salary as of the end of the plan’s fiscal year) and the achievement of certain performance measurement goals. The target award amount is not guaranteed, but reflects what will be payable if expected results are achieved. Actual awards may be larger or smaller based upon Company performance relative to pre-established performance goals, with opportunities ranging from 0% to 200% of target award amounts. No executive may receive annual incentive compensation unless the Company achieves a minimum level of performance recommended by the Committee and approved by the Board of Directors. Upon achievement of the minimum performance level, each executive will earn 25% of his target award amount, which amount will increase in correlation with Company performance up to a maximum of 200% of the target award amount. For fiscal 2006, the Compensation Committee selected earnings per share as the sole performance measurement goal. The Compensation Committee recommended and the Board of Directors approved achievement by the Company of a minimum threshold of 70% of budgeted earnings per share before any executive would earn an award and a maximum ceiling of 130% of budgeted earnings per share, above which no further award would be earned. The 2006 Annual Plan is administered under the Company’s 2004 Equity Incentive Plan. The target and maximum award amounts for fiscal 2006 are as set forth below:

	2006 Annual Plan Award Amount
	(as a percentage of base salary)
Executive Officer	Target	Maximum
Robert W. Cremin	60%	120%
Robert D. George	40%	80%
Larry A. Kring	40%	80%
Stephen R. Larson	40%	80%
Richard J. Wood	35%	70%

     On December 8, 2005, the Board of Directors approved, based on the recommendation of the Compensation Committee, target award amounts under the Company’s Long-Term Incentive Plan (the “Long-Term Plan”) for the three-year performance period that will run from fiscal year 2006 through fiscal year 2008. Target award amounts, as a percentage of base salary, to be paid to Robert W. Cremin, Robert D. George, Larry A. Kring, Stephen R. Larson and Richard J. Wood under the Long-Term Plan for the three-year performance period if the Company achieves plan objectives for both cumulative earnings per share growth and return on invested capital are 58%, 45%, 40%, 40% and 34%, respectively
     In March 2005, the Board previously approved, based on the recommendation of the Compensation Committee, target award amounts under the Long-Term Plan for the two-year performance period ending fiscal 2006 and the three-year performance period ending fiscal year 2007. The target award amounts, as a percentage of base salary, to be paid to Robert W. Cremin, Robert D. George, Larry A. Kring, Stephen R. Larson and Richard J. Wood for each of the two-year performance period ending fiscal 2006 and the three-year performance period ending fiscal year 2007 if the Company achieves plan objectives for both cumulative earnings per share growth and return on invested capital are the same as set forth above.
     The Long-Term Plan is administered under the Company’s 2004 Equity Incentive Plan. No executive will receive any award if performance is below minimum plan objectives and no additional award will be paid if performance exceeds maximum plan objectives. In addition, no award paid to any executive will exceed 400% of such executives’ target award. Each of the Company’s executive officers participates in the Long-Term Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION
Dated: December 14, 2005	By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer